Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-190074) pertaining to the Rexford Industrial Realty, Inc. and Rexford Industrial Realty, L.P. 2013 Incentive Award Plan; and

(2)	Registration Statement (Form S-3 No. 333-197849) of Rexford Industrial Realty, Inc.;

of our report dated April 11, 2016, with respect to the statement of revenues and certain expenses of the REIT Portfolio included in its Current Report (Form 8-K) dated April 11, 2016 for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Los Angeles, California

April 11, 2016